Exhibit (h) (xii) under Form N-1A
                                              Exhibit 10 under Item 601/Reg. S-K

                                 AMENDMENT NO. 3
                                       to
                                   SCHEDULE A
                                     of the
                         SHAREHOLDER SERVICES AGREEMENT
                                     between
                    WESMARK FUNDS and WESBANCO BANK WHEELING
                          contract dated March 1, 1996



WesMark Funds (the "Trust") consists of the following portfolios and classes:

                  Name

WesMark West Virginia Municipal Bond Fund
WesMark Growth Fund
WesMark Balanced Fund
WesMark Bond Fund
WesMark Small Company Growth Fund





As revised:  June 1, 2000